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                                                                    Exhibit 99.7

                Susan B. Railey
                For shareholders and securities brokers
                (301) 468-3120
                James T. Pastore
                For news media                           FOR IMMEDIATE RELEASE
                (202) 546-6451

                BANKRUPTCY COURT APPROVES CRIIMI MAE'S DISCLOSURE
                  STATEMENT AND SETS CONFIRMATION HEARING DATE

ROCKVILLE, MD, August 24, 2000 - (NYSE:CMM) - The United States Bankruptcy Court for the District of Maryland, Greenbelt Division (the "BANKRUPTCY COURT") entered an order approving CRIIMI MAE's proposed Second Amended Joint Disclosure Statement (as amended and supplemented by praecipes filed with the Bankruptcy Court on July 13, 21 and August 18, 2000, the "DISCLOSURE STATEMENT") and other proposed solicitation materials. The Bankruptcy Court has scheduled a confirmation hearing on CRIIMI MAE's Third Amended Joint Plan of Reorganization (as amended and supplemented by praecipes filed with the Bankruptcy Court on July 13, 14 and 21, 2000, the "PLAN") for November 15, 2000 and set September 5, 2000 as the voting record date for determining the holders of common stock, preferred stock, 9 1/8% senior notes and general unsecured creditors entitled to vote to accept or reject the Plan.

Copies of the Plan and Disclosure Statement are to be distributed no later than September 20, 2000 to holders of claims and interests entitled to vote on the Plan. In addition, they will be filed as exhibits to a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC").

The Company's plan of reorganization was filed with the support of the Official Committee of Equity Security Holders of CRIIMI MAE, which is a co-proponent of the plan. The Official Committee of Unsecured Creditors of CRIIMI MAE has agreed to support confirmation of the Company's plan of reorganization subject to the completion of mutually acceptable documentation regarding the treatment of certain classes of claims. Under the plan, Merrill Lynch Mortgage Capital Inc. and German American Capital Corporation, two of the Company's largest secured creditors, would provide a significant portion of the recapitalization financing contemplated by the plan.

Since filing for protection under Chapter 11 of the U.S. Bankruptcy Code on October 5, 1998, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to own a substantial portfolio of

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subordinated CMBS and, through its servicing affiliate, acts as a servicer of commercial mortgage loans.

More information on CRIIMI MAE is available on its web site
-www.criimimaeinc.com - or for investors, call Susan Railey, 301-468-3120 or for news media, call Jim Pastore, 202-546-6451.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued uncertainty of the capital markets; the ability of the Company to obtain recapitalization financing, including but not limited to a restructuring of certain of its debt and the sale of certain assets, as contemplated by the Company's plan of reorganization, to a party or parties for sufficient proceeds; the ability to obtain new equity should it be determined by the Company to proceed with new equity as part of the Company's plan of reorganization; the ability of relevant parties to finalize and execute constituent and operative documents called for by the Company's plan of reorganization; the possible confirmation of an alternative plan; the trends in the CMBS market; competitive pressures; the effect of future losses on the Company's need for liquidity; confirmation, effectiveness and consummation of the Company's plan of reorganization; the effects of the bankruptcy proceeding on the Company's ongoing business; the actions of CRIIMI MAE's creditors and equity security holders; the possibility that the Company's trader election may be challenged on the grounds that the Company is not in fact a trader in securities or that it is only a trader with respect to certain securities and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; the likelihood that mark-to-market losses will increase and decrease due to changes in the fair market value of the Company's trading assets; and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth in the Company's disclosure statement, and from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

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